Exhibit 99.1

2901 Butterfield Road / Oak Brook, IL 60523 / 800.826.8228 / www.inlandamerican.com The amended SRP will repurchase shares at 100% of the most recently disclosed estimated per share value of $7.22. January 12, 2012 Dear Stockholder: We are excited to offer an expanded and amended Share Repurchase Program (“SRP”), which our Board of Directors announced last month. We want to provide you with further details in this letter. First, the amended SRP expands our purchasing authority effective February 1, 2012. On a quarterly basis we may repurchase shares for the estate/death of a beneficial owner, or upon a stockholder’s qualifying disability (as determined by an applicable governmental agency) or admission into a long-term care facility. Unlike the previous program, this amended SRP will repurchase shares at 100% of the most recently estimated per share value of our common stock, which is $7.22. This price may change when a new estimated per share value is announced at the end of 2012. The amount of dollars available for repurchase has also been increased. The previous program allocated $20 million dollars annually ($5 million per quarter) for estate/death repurchases only. The amended program now authorizes up to $100 million for repurchases annually ($10 million for death & $15 million for disability/long-term care per quarter). As you can see, the funding for this program has been increased significantly, which illustrates the Board’s confidence in the future performance of the REIT. In the event the amount of the funds allocated to repurchase shares exceeds the aggregate amount requested for repurchase, the Board has the ability to carry over the excess amount to the next calendar quarter or may apply excess funds from one category to the other in the same calendar quarter. If, on the other hand, the funds allocated for either category are insufficient to redeem all requests, we will repurchase the shares in the following order: • Estate/death repurchases will be redeemed based upon the beneficial owner’s date of death. • Disability and long-term care repurchases will be redeemed on a pro rata basis. • If any repurchase request for disability or long-term care, if fulfilled, causes the stockholder’s ownership to fall below 150 shares, all remaining shares will be repurchased. To be eligible for repurchase in a particular calendar quarter, we must receive the repurchase request form (available on our website) along with other documentation, as applicable, in good order on or before the last business day of that calendar quarter. With respect to repurchase requests for a qualifying disability or admission to a long term care facility (“Qualifying Event”) the following criteria applies: (1) the Qualifying Monthly Letter to Our Stockholders

On Thursday, January 5, 2011 Inland American hosted a webcast to discuss significant company events. A replay of this event is available on our website. Event must have occurred after becoming a stockholder, (2) the shares must have been held for at least for one year and (3) the Qualifying Event must have occurred after January 1, 2009 . For complete details on the SRP please go to our 8-K filing from December 29, 2011 on our website at www.inlandamerican.com. 1099s Form 1099s will be mailed to stockholders on or before January 31, 2012 by DST Systems, Inc., Inland American’s transfer agent. Tax information, as well as other account information, may be accessed on Inland American’s website by selecting Investor Relations. Cash Distribution We have enclosed your cash distribution equaling $0.04167 per share for the month of December 2011, paid at an annualized rate equal to $0.50 per share, which equates to an approximately 7 percent annualized yield on our current estimated per share value of $7.22. Our Distribution Reinvestment Plan purchase price of $7.22 also carries an annual yield of approximately 7 percent. If you have invested through a trustee or participate in Direct Deposit or the Distribution Reinvestment Plan, a distribution statement is enclosed in lieu of a check. We appreciate your investment in Inland American Real Estate Trust, Inc. If you have any questions, please contact your financial advisor or Inland Investor Services at 800.826.8228. Sincerely, INLAND AMERICAN REAL ESTATE TRUST, INC. Robert D. Parks Brenda Gail Gujral Chairman of the Board President cc: Trustee Broker Dealer Financial Advisor The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” “probable,” “committed,” “achieve,” and “focused,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.